UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_____________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:

(Date of earliest event reported)

August 23, 2017

____________________________

Ironclad Performance Wear Corporation

(Exact name of registrant as specified in charter)

Nevada

(State or other Jurisdiction of Incorporation or Organization)

0-51365 (Commission File Number)	98-0434104 (IRS Employer Identification No.)
1920 Hutton Court, Suite 300 Farmers Branch, TX 75234 (Address of Principal Executive Offices and zip code)

(972) 996-5664

(Registrant’s telephone
number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 23, 2017, the Registrant’s Board of Directors, pursuant to authority granted under the Registrant’s Amended and Restated Bylaws, appointed Benjamin L. Padnos to fill the vacancy on the Board of Directors.

Mr. Padnos is a venture capital investor, focusing his investments in intellectual property-centric companies in industries including clean tech, life sciences, medical and mobile technology, personal protective equipment and semiconductors. He has been a shareholder of the Registrant since 2011. An Internet sales and marketing pioneer, Mr. Padnos has been operating and investing in online media, mobile and technology companies since the mid-1990s, and has hands-on experience with sales, marketing, business development and strategy for 15+ years, including more than four years in the Yahoo! (NASD:YHOO) organization. Mr. Padnos founded DONE! Ventures in October, 2001 after leaving Yahoo’s strategic “think tank swat team”, ValueLab, where he was involved in forging relationships with key Fortune 500 companies. Prior to Yahoo! ValueLab, Mr. Padnos was a Manager in Yahoo's West Coast sales group and one of the company’s top worldwide revenue producers, generating nearly $100 million in sales as Yahoo! grew from fewer than 200 people to nearly 4,000. Mr. Padnos attended the University of Michigan. He also serves on the Board of Directors of PADNOS, a century-old family owned and operated scrap metal, paper and plastics processing and recycling firm based in Holland, Michigan.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Registrant held its annual meeting of stockholders on August 23, 2017. At the annual meeting, there were 85,646,354 shares of the Registrant’s common stock entitled to vote, and a quorum was represented at the annual meeting in person and by proxy. The following summarizes voting results for those matters submitted to the Registrant’s stockholders for action at the annual meeting:

1.       Proposal to elect four members of the Registrant’s Board of Directors.

Director	For	Withheld
Michael A. DiGregorio	22,441,634	11,567,843
David Jacobs	23,530,476	11,241,866
Emmett M. Murphy	23,807,031	10,965,311
Robert J. Steckler	23,807,031	10,965,311

2.       Proposal to ratify the appointment of BDO USA, LLP as the Registrant’s independent accountants for the year ending December 31, 2017.

For	Against	Abstain
23,879,127	3,045,540	7,847,675

3.       Proposal to approve, through an advisory vote, the resolution endorsing the compensation of the Registrant’s executives.

For	Against	Abstain
20,459,011	13,148,496	1,164,835

4.       Proposal to adopt the Ironclad Performance Wear Corporation 2017 Omnibus Incentive Plan.

For	Against	Abstain
18,888,749	8,712,970	7,170,623

5.       Proposal to authorize the Registrant’s Board of Directors to effectuate, in its discretion, an amendment to the Registrant’s Articles of Incorporation, as amended, to effectuate a reverse stock split.

For	Against	Abstain
23,053,641	3,882,187	7,836,514

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRONCLAD PEFORMANCE WEAR CORPORATION

Date: August 28, 2017

By: _/s/ James McAlister________________________________

James McAlister,

Chief Financial Officer